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                                                                   Exhibit 23(d)


                                   CONSENT OF
                            WRIGHT AND COMPANY, INC.



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                                                                   Exhibit 23(d)
                                                                   -------------


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


      Wright & Company, Inc. hereby consents to the use of our analysis relating to the evaluation entitled "Summary Report, Evaluation of Oil and Gas Reserves To the Interests of Atlas America, Inc., a Subsidiary of Resource America, Inc., in Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective September 30, 2002 Job 02.682," for use in the Registration Statement of Atlas America Public #12-2003 Program, and any supplements thereto, including pre- effective and post-effective amendments, and to all references to Wright & Company, Inc. as having prepared such analysis and as an expert concerning such analysis.


                                  Wright & Company, Inc.

                                      /s/ D. Randall Wright
                                      ______________________
                                  By: D. Randall Wright
                                      President



Wright & Company, Inc.
Brentwood, TN
May 20, 2003